Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration No. 333-265173 on Form S-3 and Registration Statement Nos. 333-254773 and 333-264041 on Form S-8 of our report dated March 25, 2024, relating to the consolidated financial statements of Finch Therapeutics Group, Inc. and its subsidiaries appearing in this Annual Report on Form 10-K of Finch Therapeutics Group, Inc. and its subsidiaries for the year ended December 31, 2023.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts

March 25, 2024